Exhibit 99.1

For information, contact:
Media: Lisa Martin-Walsh (713) 309-4890

Investors: Doug Pike (713) 309-7141

Lyondell to Repay $430 Million of Outstanding Debt

HOUSTON (Oct. 24, 2006) -- Lyondell Chemical Company (NYSE: LYO) today called the remaining $430 million of its 9-1/2 percent Senior Secured Notes due 2008. The call price is 102.375 percent of par, and the notes will be redeemed on Dec. 15, 2006, at the conclusion of the call period.

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Lyondell Chemical Company, headquartered in Houston, Texas, is North America's third-largest independent, publicly traded chemical company. Lyondell is a major global manufacturer of basic chemicals and derivatives including ethylene, propylene, titanium dioxide, styrene, polyethylene, propylene oxide and acetyls. It also is a refiner of heavy, high-sulfur crude oil and a significant producer of gasoline-blending components. Lyondell is a global company operating on five continents and employs approximately 11,000 people worldwide.

SOURCE: Lyondell Chemical Company